Exhibit 10.1
AGREEMENT TO AMEND SERIES J WARRANTS
OF WUHAN GENERAL GROUP (CHINA), INC.

THIS AGREEMENT TO AMEND THE SERIES J WARRANTS (this “Agreement”), effective as of September 5, 2008, by and among Wuhan General Group (China), Inc. (the “Company”) and the Holders of Warrants who submit a signature page hereto, amend and restate the Series J Warrants, dated as of February 7, 2007 (the “Original Form of Series J Warrants”).

WITNESSETH

WHEREAS, the Company issued the Series J Warrants to investors on February 7, 2007;

WHEREAS, the parties hereto desire to amend the Original Form of Series J Warrants in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Amendment and Restatement of the Series J Warrants. The Original Form of Series J Warrants is hereby amended and restated in the form attached hereto as Exhibit A (the “Amended and Restated Form of Series J Warrants”).

2 Replacement Warrants. Upon the return by each Series J Warrant Holder of its originally issued Series J Warrant, the Company agrees promptly to execute and deliver to such Series J Warrant Holder a replacement warrant in the Amended and Restated Form of Series J Warrant. Notwithstanding any delay in the exchange of the replacement warrant for the original warrant, the amendment and restatement contained herein shall become effective on the date of this Agreement.

3 Filing of Certificate of Designation of Series B Convertible Preferred Stock. Upon the execution and delivery of this Agreement, the Company shall file promptly with the Nevada Secretary of State the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock in the form attached hereto as Exhibit B.

4 Construction. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Amended and Restated Form of Series J Warrants.

5. Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

6. Governing Law. The internal laws, and not the laws of conflicts, of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

7. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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2

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed, all as of the day and year first written above.

WUHAN GENERAL GROUP (CHINA), INC.

By:	/s/ Xu Jie
Name: Xu Jie Title: President and Chief Executive Officer

In accordance with Section 11 of the Original Form of Series J Warrants, the undersigned, being Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants, hereby consent to the Company’s entry into this Agreement to Amend Series J Warrants.

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name: Adam Benowitz Title: Director

BLUE RIDGE INVESTMENTS, L.L.C.

By:	/s/ Yongmei Shen
Name: Yongmei Shen Title: Vice President

OLD LANE CAYMAN MASTER FUND, L.P.

By:	/s/ Steven Weiss
Name: Steven Weiss Title: Director of Operations

OLD LANE US MASTER FUND, L.P.

By:	/s/ Steven Weiss
Name: Steven Weiss Title: Director of Operations

OLD LANE HMA MASTER FUND, L.P.

By:	/s/ Steven Weiss
Name: Steven Weiss Title: Director of Operations